CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Exhibit 99.4

EXECUTION
5/15/02

NOTE PURCHASE AGREEMENT
TERI-GUARANTEED CFS LOAN PROGRAM
CHARTER ONE BANK, N.A.

This Note Purchase Agreement, by and between Charter One Bank, N.A., a national bank organized under the laws of the United States and having a principal office located at 1215 Superior Avenue, Cleveland, OH 44114, and a student loan department located at 833 Broadway, Albany, NY 12207 ("Program Lender"), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts (“FMC”), dated as of May 15, 2002.

W I T N E S S E T H:

WHEREAS, Program Lender is in the business of making education loans under education lending programs, including, without limitation, the CFS Direct to Consumer Loan Program (as hereinafter defined); and

WHEREAS, FMC exists to provide funds for education loans for the benefit of students at Participating Institutions; and

WHEREAS, in order to facilitate funding of CFS Conforming Loans, Program Lender has agreed to sell, from time to time, pools containing CFS Conforming Loans originated by Program Lender to FMC or a Purchaser Trust (all as hereinafter defined); and

WHEREAS, the CFS Conforming Loans are made by Program Lender and purchased by FMC on the condition that they qualify for and in fact are covered by a guaranty issued by The Education Resources Institute, Inc. (“TERI”).

NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

I. Definitions. Capitalized terms used herein without definition have the meanings set forth in the Program Guidelines.

“Affiliate” shall mean, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means State Street Bank & Trust Company, or a successor agent under the Deposit and Security Agreement.

“Ambac” means Ambac Assurance Corporation.

“Business Day” shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of Ohio are required or authorized by law or executive order to be closed.

“CFS” means Collegiate Funding Services, LLC, a limited liability company organized under the laws of Virginia and having a principal place of business at 100 Riverside Parkway, Fredericksburg, Virginia, 22406.

“CFS Conforming Loans” shall mean loans (a) conforming to the requirements of the Program Guidelines at the time the loans were made, (b) serviced by the Servicer in accordance with the Program Guidelines, and (c) covered by and subject to all the benefits of the Guaranty Agreement.

“CFS Loan Pool” or “Pool” shall mean and refer to a group of CFS Notes purchased and pledged or intended to be purchased and pledged as collateral in a particular Securitization Transaction.

“CFS Notes” shall mean notes or other forms of consumer debt instruments, evidencing CFS Conforming Loans.

“CFS Program” shall mean the CFS Direct to Consumer Loan Program described in the Program Guidelines.

“Collateral” has the meaning set forth in the Deposit and Security Agreement.

“Deposit and Security Agreement” means the agreement of that name (applicable to the CFS Program) among Program Lender, Agent, FMC and TERI dated as of May 15, 2002.

“First Marblehead” or “FMC” shall mean The First Marblehead Corporation, a Delaware corporation.

“Guaranty Agreement” means the Guaranty Agreement applicable to the CFS Program between Program Lender and TERI dated May 15, 2002.

“Marketer” means CFS.

“Marketing Agreement” means the Referral Marketing Agreement to be entered into between Marketer and Program Lender.

“MBIA” means MBIA Insurance Corporation.

“Minimum Purchase Price” has the meaning set forth in Section 2.04.

“Note Insurer” means Ambac, MBIA, or any other provider of credit insurance or note insurance with respect to the obligations of the Purchaser Trust.

“Option Period” means, with respect to any particular CFS Conforming Loan, the period beginning on the first date such loan becomes a “Seasoned Loan” and [**] days thereafter or such longer period as the parties may agree to in writing.

“Origination Agreement” refers to (a) the Origination Agreement to be entered into between TERI and Program Lender with respect to origination of CFS Conforming Loans, as amended from time to time, and (b) any subsequent agreement relating to origination services provided to Program Lender with respect to CFS Notes purchased under this Agreement that is acceptable in form and substance to each of FMC and TERI.

“Origination Records” means and refers to the original CFS Loan Application and Note, a form of cosigner notice when required under 16 C.F.R. § 444, and any other standardized documentation specified from time to time in the Program Guidelines as required to be received by the Servicer from the Program Lender in order to service CFS Conforming Loans adequately and accurately.

“Participating Institution” means an educational institution approved by TERI for receipt of CFS Conforming Loan funds.

“PHEAA” shall mean the Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality organized under the laws of the Commonwealth of Pennsylvania, and having an address at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

“Pledged Account” has the meaning set forth in the Deposit and Security Agreement.

“Program Guidelines” means the Program Guidelines attached to the Guaranty Agreement as Exhibit A.

“Purchase Date” shall mean the date of consummation of a Securitization Transaction with respect to a particular Pool of CFS Conforming Loans originated by Program Lender, which date: (a) shall be set by written notice from FMC to Program Lender, given to Program Lender not less than five (5) Business Days in advance of the specified date, and (b) shall occur [**] for each loan in such Pool.

“Purchaser Trust” shall mean and refer to a trust or other SPE formed for the purpose of purchasing CFS Conforming Loans by FMC or by any Affiliate of FMC. Any action required or permitted to be taken by FMC hereunder may be taken by a Purchaser Trust with respect to a particular Pool.

“Rating Agencies” shall mean and refer to Standard and Poor's Corporation and/or Moody's Investors Service, Inc., and/or Fitch Investors Services.

“Seasoned Loan” means a CFS Conforming Loan fifteen days after disbursement, but shall exclude any loan disbursed by paper check if the paper check has not yet been paid by the drawee. In the event a disbursement check is paid by the drawee more than fifteen days after it is written, the loan shall become a Seasoned Loan on the date of such payment. For purposes of computation of the Minimum Purchase Price, the term also includes defaulted CFS Conforming Loans not yet purchased by TERI.

“Securitization Costs” means the actual costs and expenses incurred by FMC, the Purchaser Trust, and all others entitled to payment for expenses by the Purchaser Trust or FMC, in connection with a Securitization Transaction including, without limitation, the following:

(Structuring and Origination Fees; Copy/Binding Costs)
(Underwriting Expenses)
(Rating Fee)
(Owner Trustee and Indenture Trustee Transaction and First Year Fees; Expenses)
(Counsel for Indenture Trustee)
(Counsel for FMC)
(Servicer Auditor)
(Bond Insurer)

“Securitization Transaction” shall mean and refer to the purchase of a Pool of CFS Conforming Loans by a Purchaser Trust funded through the issuance and sale of commercial paper, certificates, bonds or other securities or evidences of indebtedness, the repayment of which is supported by payments on the CFS Conforming Loans included in such Pool. A Securitization Transaction may include, without limitation, a continuing series of transactions occurring on a periodic basis in which Program Lender makes a sale of then-outstanding Seasoned Loans to a Purchaser Trust, which Purchaser Trust in turn either utilizes the Pool directly as collateral for its own debt or resells the Pool (in whole or in part) in further sales to a securitization conduit providing financing to the Purchaser Trust.

“Servicer” shall mean and refer to PHEAA, or such other servicer as may be approved by FMC and TERI and retained by the holder of CFS Conforming Loans in accordance with the terms hereof and of the Guaranty Agreement.

“Servicing Agreement” refers to: (a) the Servicing Agreement to be entered into between Servicer and Program Lender with respect to servicing of CFS Conforming Loans, as amended from time to time, and (b) any subsequent servicing agreement between Program Lender and the Servicer governing servicing of CFS Conforming Loans purchased under this Agreement, in either case such agreement and any amendment thereto to be satisfactory in form and substance to FMC and its counsel.

“SPE” means a special purpose entity formed and operated for the sole purpose of acting as purchaser and owner of CFS Conforming Loans.

“TERI Insolvency Event” means (1) the commencement by TERI of a voluntary case under the federal bankruptcy law, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, (2) the consent by TERI to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for TERI or for any substantial part of its property, (3) the making by TERI of any assignment for the benefit of creditors, (4) the insolvency or the failure of TERI generally to pay its debts as such debts become due, or (5) a default under one or more Guaranty Agreements to which TERI is a party because of a failure to pay claims, or the taking of action by TERI in furtherance of any of the foregoing.

“Term” shall mean the period commencing on the effective date hereof and ending upon termination hereof, all as set forth in Article X.

“Trust Agreement” means, with respect to any particular Securitization Transaction, the agreement pursuant to which a Purchaser Trust is formed.

“Trust Indenture” means, with respect to any particular Securitization Transaction, the agreement pursuant to which FMC or a Purchaser Trust issues evidences of indebtedness secured by the payments on the related CFS Conforming Loans.

II. Agreement for Purchase and Sale of Notes.

2.01. Purchase and Sale; Best Efforts by Program Lender.

On each Purchase Date during the Term of this Agreement and subject to the conditions set forth herein, Program Lender shall sell to FMC or a designee Purchaser Trust, and FMC or such Purchaser Trust shall purchase, every Seasoned Loan owned by Program Lender on the Purchase Date. Program Lender shall enter into and perform its obligations under the Marketing Agreement.

2.02. Pre-Closing Information; FMC Best Efforts.

Program Lender will cause Servicer or TERI, as applicable, to inform FMC periodically of information reasonably requested by FMC in anticipation of a Securitization Transaction, including, without limitation, the number of Seasoned Loans ready for purchase, principal and accrued interest with respect to each such Loan, payment status (including defaulted loans presented for guaranty payment), the identity of Participating Institutions affected by the Securitization, together with the information contained in PHEAA's MR-50 and MR-53 reports and TERI's weekly origination report, which reports shall be provided in electronic media in the Servicer's or TERI's standard format. FMC will use its best efforts to specify a Purchase Date and consummate a Securitization Transaction in which a Purchaser Trust will purchase all of the Seasoned Loans, [**] per calendar year. FMC shall have the sole and exclusive right to purchase all CFS Conforming Loans [**] for each such loan, which right may be assigned to one or more Purchaser Trusts. Program Lender agrees, in consideration of FMC's undertaking pursuant to this section, not to sell to any third person any interest in any CFS Conforming Loans originated by Program Lender [**]. FMC may reschedule the Purchase Date without penalty of any kind, provided that the Purchase Date occurs prior to the conclusion of the Option Period for each and every Seasoned Loan affected.

2.03. Pool Supplement.

Each purchase and sale of the CFS Conforming Loans originated by Program Lender included in a Pool on a Purchase Date shall be made pursuant to a Pool Supplement substantially in the form of Exhibit A which shall: (1) set forth the Minimum Purchase Price for the CFS Conforming Loans originated by Program Lender included in the Pool, (2) incorporate by reference the terms and conditions of this Agreement applicable to sales of CFS Conforming Loans, and (3) include a Schedule of CFS Conforming Loans setting forth the details and characteristics of such Pool. Each Pool Supplement shall be executed by an authorized agent of each Purchaser Trust and the Program Lender and shall be delivered on the related Purchase Date. The Purchaser Trust shall provide a preliminary settlement sheet in the form of Schedule 1 to the Pool Supplement not less than two (2) Business Days prior to the Purchase Date.

2.04. Minimum Purchase Price.

On the Purchase Date, Program Lender shall assign and convey all CFS Conforming Loans originated by Program Lender included in the Pool to FMC, or a Purchaser Trust, in consideration of receipt of the Minimum Purchase Price therefor. For purposes of this Agreement the term “Minimum Purchase Price” shall mean the sum of the following amounts with respect to each of the CFS Conforming Loans to be purchased:

(a)	The unpaid principal amount (including capitalized interest) of the Seasoned Loans in the Pool net of financed fees; plus
(b) All accrued and unpaid interest on such Seasoned Loans[**]; plus

(c)	[**] pursuant to the Origination Agreement and the Guaranty Agreement; plus
(d)	[**] of the Loans.

III. Procedures and Conditions for Transfer.

3.01. Conveyances of CFS Conforming Loans; Conditions to Purchase.

(a) On each Purchase Date, upon execution and delivery of the related Pool Supplement, Program Lender shall sell, transfer, assign, set over and otherwise convey to FMC or the Purchaser Trust, without recourse, all right, title and interest of Program Lender in and to:

(1)	The CFS Conforming Loans included in the related Pool originated by Program Lender and all payments due or to become due thereon;
(2)	Any claims against TERI and proceeds of such claims with respect to origination of the CFS Conforming Loans included in the Pool;
(3)	Any claims against Servicer with respect to servicing of the CFS Conforming Loans prior to the Purchase Date.
(4)	The proceeds of any and all of the foregoing received after the Purchase Date or received prior thereto and not credited against the Minimum Purchase Price as computed on the Purchase Date; and
(5)	All rights of Program Lender under the Guaranty Agreement with respect to the loans in the Pool.
(b) The obligation of FMC and/or any Purchaser Trust to purchase the CFS Conforming Loans originated by Program Lender on the related Purchase Date shall be subject to satisfaction of the following conditions (each and all of which may be waived by FMC or such Purchaser Trust, in whole or in part in its sole discretion):

(1)	Program Lender shall have delivered to the Purchaser Trust a duly authorized and executed Pool Supplement;
(2)
Each of the representations and warranties made by Program Lender with respect to the CFS Conforming Loans originated by Program Lender included in such Pool shall be true and correct in all material respects as of the related Purchase Date;

(3)
Lender shall have entered into an Origination Agreement and a Servicing Agreement satisfactory in form and substance to FMC and such agreements shall be in full force and effect as of the Purchase Date and shall not have been modified except with the express written consent of FMC and Program Lender;

(4)	(a) Program Lender shall have performed and observed the terms and conditions of this Agreement in all material respects;
(b) Program Lender and TERI shall have performed and observed the terms and conditions of the Origination Agreement in all material respects and there shall not have occurred a default thereunder;
(c) Program Lender and Servicer shall have performed and observed the terms and conditions of the Servicing Agreement in all material respects and there shall not have occurred a default thereunder;
(5)	The loans to be purchased shall have been originated and serviced in conformity with the Program Guidelines in all material respects and shall be covered by the Guaranty Agreement;
(6)
If requested by FMC, TERI shall have executed and delivered a confirmation of guaranty in the form of a Certificate of Guaranty, covering all loans being purchased, for the benefit of the Purchaser Trust and the indenture trustee in the securitization transaction;;

(7)
The Agent pursuant to the Deposit and Security Agreement, shall have transferred to the indenture trustee in the Securitization Transaction the portion of the Pledged Account and the Collateral specified in Section 4 of the Deposit and Security Agreement;

(8)
If required by any other Lender whose loans are included in the Securitization Transaction, the Program Lender shall have executed and delivered a Co-Lender Indemnification Agreement substantially in the form of Exhibit B;

(9)
Program Lender shall have delivered the opinion of its counsel confirming the matters set forth in subsections 5.02(a) and (b), such opinion to be satisfactory in form and substance to counsel for FMC;

(10)
Program Lender shall, at its own expense, on or prior to the Purchase Date, cause the Servicer to indicate in computer files relating to CFS Conforming Loans that the CFS Conforming Loans identified in the related Pool Supplement have been sold to the Purchaser Trust pursuant to this Agreement and such Pool Supplement;

(11)
Program Lender hereby authorizes the filing of a UCC-1 financing statement with respect to the CFS Conforming Loans originated by Program Lender included in such Pool in the appropriate office of the jurisdiction in which the Program Lender is located (or, in the event of a change of law, Program Lender shall have taken, but at no additional cost or expense to the Program Lender, such action as may be reasonably required by the Purchaser Trust);

(12)
As of such Purchase Date: (i) Program Lender was not insolvent and will not become insolvent as a result of the transfer of CFS Conforming Loans on such Purchase Date, (ii) Program Lender did not intend to incur or believe that it would incur debts that would be beyond Program Lender's ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person, and (iv) Program Lender was "Well Capitalized," as such term is defined by the Office of the Comptroller of the Currency on the Purchase Date.

(c) The obligation of Program Lender to sell the CFS Conforming Loans originated by Program Lender included in the Pool on a related Purchase Date is subject to satisfaction of the following conditions (each and all of which may be waived by Program Lender in whole or in part, in its sole discretion):

(1)	Purchaser Trust shall have delivered to Program Lender a duly authorized and executed Pool Supplement;
(2)	Purchaser Trust shall have paid the Minimum Purchase Price to Program Lender by wire transfer of immediately available funds;
3.02.	Delivery of Documents.
On the Purchase Date, Program Lender shall deliver to the Servicer, as agent for the Purchaser Trust, and/or to the trustee of the Trust Indenture, each CFS Note originated by Program Lender included in the Pool and the related Origination Records. If a Co-Lender Indemnification Agreement is required as a condition of Program Lender's obligations under Section 3.01(b)(8) hereof, Program Lender shall execute and deliver a Co-Lender Indemnification Agreement to each lender selling loans in the Securitization Transaction.

3.03. Confirmation of Representations and Warranties.

In each Pool Supplement, Program Lender shall confirm its representations and warranties contained herein.

3.04. Rights Transferred.

The transfer of funds pursuant to Section 2.04 hereof shall constitute, and the delivery to FMC, or its designated Purchaser Trust of each Pool Supplement shall evidence, a sale and assignment to FMC or the Purchaser Trust of the related CFS Conforming Loans and of all of Program Lender's interest in such CFS Conforming Loans. As Purchaser of such CFS Conforming Loans, FMC or the Purchaser Trust shall receive: (i) interest on such CFS Conforming Loans from and after the Purchase Date, and (ii) any and all other payments and recoveries received by the Servicer or Program Lender from the borrowers and cosigners of such CFS Conforming Loans, or others pursuant to, or in respect of, such CFS Conforming Loans from and after the Purchase Date, and all proceeds thereof.

3.05. Subsequent Receipts.

In the event that Program Lender shall receive, subsequent to any such assignment, any amounts whatsoever in respect to the CFS Conforming Loans so assigned in the nature of those described in Section 3.04 above, such amounts shall be held by Program Lender in trust for FMC or the Purchaser Trust to which it has sold the Notes, and the Program Lender shall deliver such amounts within ten (10) business days to the trustee under the Trust Indenture.

3.06. Assignment of Origination Rights.

Program Lender shall insure that Program Lender’s rights under the Servicing Agreement and the Origination Agreement with respect to any matters occurring prior to the Purchase Date and affecting the CFS Conforming Loans in each Pool shall be transferred to FMC or the Purchaser Trust by execution and delivery of a Pool Supplement. Program Lender shall require the party who originated each CFS Conforming Loan to complete any loan origination services being performed for Program Lender on the Purchase Date so that complete Origination Records are ready for transfer to the Purchaser Trust (or to Servicer on its behalf).

3.07. No Assumption of Liability to Fund CFS Loan Notes.

By their purchase of CFS Notes, FMC, and all Purchaser Trusts, shall assume no liability, responsibility or obligation with respect to any disbursements or reimbursements that are due and owing, or which are, or may be alleged to be due and owing, by Program Lender to any Participating Institution or to any CFS Conforming Loan borrower by reason of the CFS Conforming Loans originated by Program Lender included in the Pool evidenced by the CFS Notes. Program Lender shall be solely responsible to fulfill its obligations under any agreements it may have with Participating Institution regarding origination and funding of such CFS Conforming Loans. Notwithstanding the foregoing, the Purchaser Trust shall assume from Program Lender any liability to repurchase from TERI a defaulted Loan upon cure of the default, with respect to any Loan that would be a Seasoned Loan but for such default and purchase by TERI. Such repurchase obligation shall be governed by the Guaranty Agreement described in Section 3.01(b)(6), above.

3.08. Servicing and Origination Costs.

Program Lender shall be solely responsible for and shall pay all costs due to any third party from Program Lender (including, without limitation, amounts due to TERI or Servicer) with respect to origination of CFS Conforming Loans and with respect to loan servicing of CFS Conforming Loans incurred prior to purchase of a CFS Conforming Loan hereunder. FMC shall be solely responsible for and shall pay any obligations it has incurred in connection with the CFS Conforming Loans and shall be solely responsible for arranging and paying all costs for servicing of the CFS Conforming Loans after purchase of such Loans.

3.09  Securitization Costs. FMC or the Purchaser Trust shall be solely responsible for and shall pay any Securitization Costs and any and all obligations it has incurred in connection with the purchase, financing of purchase and securitization of the CFS Conforming Loans.

3.10  Effect of Loan Cancellations. In the event that the Borrower cancels a Seasoned Loan in a manner and at a time permitted under the Program Guidelines, if that loan has already been purchased under this Agreement, Program Lender will return to the Purchaser Trust all amounts received by it with respect to such purchase. FMC shall prepare an accounting of all such cancellations within 30 days after the last date permitted for cancellation of loans purchased on a particular Purchase Date.

IV. Limitation of Obligations of FMC and Purchaser Trust.

4.01. FMC's obligation in connection with the purchase of Seasoned Loans is limited to using its best efforts to cause a Securitization Transaction to occur and to use the proceeds thereof to fund the purchase of Seasoned Loans by a Purchaser Trust. Upon the designation of a Purchase Date and a Purchaser Trust by FMC, FMC shall be obligated to cause the consummation of a Securitization Transaction and the payment of the Minimum Purchase Price to Program Lender; provided, however, that the obligation of FMC and any Purchaser Trust to consummate the Securitization Transaction shall be conditioned upon and subject to the receipt by the Purchaser Trust of Securitization Transaction proceeds, net of Securitization Costs equal to or greater than the Minimum Purchase Price.

V. Representations and Warranties.

5.01. Representations and Warranties of FMC.

FMC makes the following representations and warranties as of the date hereof, as of the date of each purchase of CFS Conforming Loans and as of any other date specified below. FMC shall cause each Purchaser Trust to make substantially the same representations and warranties in a Pool Supplement as of the date of each purchase of CFS Conforming Loans:

(a) FMC represents and warrants that it is and shall remain a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to conduct all activities contemplated by this Agreement.

(b) FMC has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of FMC enforceable against FMC in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which FMC is now a party or by which it is bound.

5.02. Representations and Warranties of Program Lender.

Program Lender makes the following representations and warranties as of the date hereof, as of the date of each sale of CFS Conforming Loans originated by Program Lender to FMC or a Purchaser Trust, and as of any other date specified below:

(a) Program Lender represents and warrants that it is, and shall continue to be, a national bank duly organized, validly existing and in good standing under the laws of the United States, and has the authority to conduct all activities contemplated by this Agreement.

(b) Program Lender has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement, together with each Pool Supplement executed pursuant hereto, constitutes the legal, valid and binding obligation of Program Lender enforceable against Program Lender in accordance with its terms, except as such enforceability may be limited by (i) receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (ii) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, or (iii) general principles of equity.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Program Lender is now a party or by which it is bound.

(d) Each of the CFS Conforming Loans originated by Program Lender and sold to FMC or a Purchaser Trust pursuant to any Securitization Transaction (i) is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, (ii) is covered by and entitled to the benefits of the Guaranty Agreement, and (iii) is a Seasoned Loan.

(e) Each CFS Conforming Loan originated by Program Lender sold hereunder and any accompanying notices and disclosures conforms to all applicable state and federal laws, rules and regulations and each CFS Conforming Loan was documented on forms set forth in the Program Guidelines and contained consumer loan terms and involved guaranty fees payable to TERI in strict conformity with the Program Guidelines. The origination of each CFS Conforming Loan was conducted in accordance with the Program Guidelines and all applicable state and federal laws including, without limitation, the Equal Credit Opportunity Act. No application to Program Lender for a CFS Conforming Loan shall be, or has been, rejected, approved or discouraged by Program Lender on the basis of race, sex, color, religion, national origin, age (other than laws limiting the capacity to enter a binding contract) or marital status, the fact that all or a part of the borrower's or co-signer's, income derives from any public assistance program, or the fact that the applicant, borrower or any co-signer has, in good faith, exercised any right under the Consumer Credit Protection Act.

(f) Each CFS Conforming Loan originated by Program Lender sold to FMC or Purchaser Trust is in compliance with any applicable usury laws at the time made and of the time of assignment to FMC or a Purchaser Trust.

(g) There is no defense to payment, counterclaim or setoff with respect to any CFS Conforming Loan sold under this Agreement. There is no action before any state or federal court, administrative or regulatory body, pending or threatened against Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of CFS Conforming Loans originated by Program Lender and included in the Pool.

(h) Each and every CFS Conforming Loan sold pursuant to this Agreement is owned by Program Lender free and clear of any liens, claims or demands of any person, and Program Lender has the absolute right to transfer the same to FMC or a Purchaser Trust.

(i) With respect to each CFS Note originated by Program Lender and included in the Pool: (A) the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of and in the terms set forth in the Program Guidelines, and (B) such CFS Note has been serviced at all times in accordance with the Program Guidelines.

5.03. Exclusive Representations and Warranties.

The representations and warranties set forth in Section 5.02 above are the sole and exclusive representations and warranties made by the Program Lender, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Pool Supplement, any CFS Conforming Loan, any obligor, and the sale of any CFS Conforming Loan to the Purchaser Trust hereunder or otherwise.

5.04. Remedy for Breach of Representations and Warranties.

In the event any representation or warranty made by Program Lender pursuant to Section 5.02 above shall prove to be inaccurate or incomplete as of the date when made, Program Lender shall have the right (but not the obligation) to elect by written notice to FMC to be given by Program Lender no later than sixty (60) days after receipt of written notice from FMC of such alleged breach to repurchase the affected CFS Conforming Loan or Loans no later than such 60th day for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Upon receipt of said repurchase price, FMC shall, or, if applicable, shall cause the Purchaser Trust or the Servicer to, deliver the CFS Note and the Origination Records relating thereto to Program Lender, duly endorsed or assigned to Program Lender or to such person as Program Lender may direct, in any such case, without recourse to FMC or the Purchaser Trust. Whether or not Program Lender exercises its right of repurchase, Program Lender shall indemnify FMC, the Purchaser Trust and any fiduciary under the Trust Agreement pursuant to Article VIII of this Agreement.

VI. Survival of Representations, Warranties and Indemnities.

As to any CFS Conforming Loans purchased hereunder, the representations and warranties contained herein and the indemnifications and indemnification procedures contained in Article VIII hereof with respect to such CFS Conforming Loans shall survive until each such CFS Conforming Loan is paid in full.

VII. Miscellaneous.

7.01. No Assignment.

No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, provided, however, that: (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association or state-chartered bank having the legal power and right under applicable law (including, without limitation, usury law in the State where it is located) to make CFS Conforming Loans, and (b) FMC shall have the right to create a Purchaser Trust to exercise FMC's rights to purchase each Pool. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation hereof shall be automatically null and void.

7.02. Amendment.

This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

7.03. No Waiver.

No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

7.04. Entire Agreement.

This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

7.05. Notices.

All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

If to Program Lender:

Robert Moriale
Charter One Bank
Student Lending Dept.
833 Broadway
Albany, NY 12207
E-mail: BMoriale@CharterOneBank.com

If to FMC:

Daniel Maxwell Meyers
The First Marblehead Corporation
30 Little Harbor
Marblehead, MA 01945
Facsimile: (781) 639-4583
E-Mail: dmeyers@gateloan.com

With a copy to:

Richard P. Hackett, Esq.
Pierce Atwood
One Monument Square
Portland, ME 04101
Facsimile: (207) 791-1350
E-Mail: rhackett@pierceatwood.com

7.06. Attorneys' Fees.

In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

7.07. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to choice-of-law rules).

7.08. Counterparts.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

7.09. No Third Parties Benefited.

This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns (including, without limitation, any Purchaser Trust), and each and every Indemnified Person (all of which shall be entitled to enforce the Indemnity contained in Sections 8.01 and 8.02 hereof), and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

7.10. Opinions.

Concurrent with the execution hereof, each party shall deliver to the other the opinion of its corporate counsel (which may be internal counsel) to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party and that this Agreement has been duly executed and delivered by an authorized officer of the party.

VIII. Indemnification.

8.01. By Program Lender.

Regardless of the exercise or nonexercise of the repurchase right under Section 5.04, Program Lender shall indemnify and hold harmless FMC, each Purchaser Trust and any fiduciary under any Trust Indenture, and any officer, director, employee or agent of any of the foregoing (herein, collectively referred to as the "Indemnified Persons") against any and all liabilities, losses, costs, damages and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under the Trust Indenture or this Agreement which such Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of Program Lender contained herein. This section shall survive any termination of this Agreement.

8.02. By FMC.

FMC shall indemnify and hold harmless Program Lender and any officer, director, employee or agent of Program Lender (herein, collectively referred to as “Indemnified Persons”) against any and all liabilities, losses, costs, damages, and expenses, including, without limitation, attorneys’ fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims or judgments or obtaining or attempting to obtain release from liability, which such Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of FMC contained herein. This section shall survive any termination of this Agreement.

8.03. Indemnity Procedures.

(a) In the event that any claim or demand for which an indemnifying party would be liable to an Indemnified Person hereunder is asserted against or sought to be collected from an Indemnified Person by a third party (the “Action”), the Indemnified Person shall promptly notify the indemnifying party of such Action, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent feasible (which estimate shall not be conclusive of the final amount of such claims and demand) (the “Claim Notice”). The failure to provide the Claim Notice to the indemnifying party promptly will not relieve the indemnifying party of any liability it may have to the Indemnified Person giving the Claim Notice, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such Claim Notice promptly. The indemnifying party shall have ten (10) days from the delivery of the Claim Notice (the “Notice Period”) to notify the Indemnified Person, (1) whether or not the indemnifying party disputes liability to the Indemnified Person hereunder with respect to such claim or demand and (2) notwithstanding any such dispute, whether or not the indemnifying party desires, at its sole cost and expense, to defend the Indemnified Person against such claim or demand in which case the indemnifying party shall assume all past and future responsibility for such action and shall reimburse the Indemnified Person for all expenses in connection with the Action. Notwithstanding the assumption by the indemnifying party of the defense of any Action, the Indemnified Person shall be permitted to participate in such defense at its cost and expense.

(b) Pending the resolution of any dispute by the indemnifying party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld so long as the Indemnified Person suffers no economic loss thereby and such settlement includes an unconditional term thereof given by the claimant or plaintiff of a release of the Indemnified Person from all liability with respect to the claim or demand. Notwithstanding the foregoing, if it is reasonably likely that damages in such Action would result in an injunction or other equitable relief then the Indemnified Person may, by notice to the indemnifying party, assume the right to defend, compromise or settle such Action; provided, the indemnifying party may participate in such Action at its expense and; provided, further, no such Action shall be settled without the consent of both the Indemnified Person and the indemnifying party.

(c) In the event that an indemnifying party notifies the Indemnified Person within the Notice Period that the indemnifying party desires to defend the Indemnified Person against such claim or demand, then, except as hereinafter provided, the indemnifying party shall have the right and obligation to defend the Indemnified Person by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to a final conclusion in such a manner as to avoid any risk of the Indemnified Person becoming subject to liability for any other matter; provided, however, the indemnifying party shall not, without the prior written consent of the Indemnified Person, consent to the entry of any judgment against the Indemnified Person or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Person of a release, in form and substance satisfactory to such Indemnified Person, as the case may be, from all liability with respect to such claim or litigation. If any Indemnified Person desires settlement without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, it may do so at its sole cost and expense.

(d) If the indemnifying party elects not to defend the Indemnified Person against such Action, whether by not giving the Indemnified Person timely notice as provided above, or otherwise, then the Action may be defended by the Indemnified Person at the indemnifying party’s cost and expense (without imposing any obligation on any Indemnified Person to defend any such claim or demand), in which case it may defend such Action in such a manner as it may deem appropriate (including settlement) and then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the indemnifying party hereunder; provided that if the indemnifying party shall have disputed its liability to the Indemnified Person hereunder, as provided in Section 8.03(a) above, then such determination or settlement shall not affect the right of the indemnifying party to dispute the Indemnified Person’s claim for indemnification.

(e) In the event an Indemnified Person should have a claim against the indemnifying party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Person shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party disputes its liability with respect to such claim or demand, the Indemnified Person shall have the right to pursue all of its legal and equitable remedies against the indemnifying party for indemnity hereunder.

8.04 Payment. Upon the determination of the liability under Section 8.03 hereof, the indemnifying party shall pay to the Indemnified Person within ten (10) days after such determination, the amount of any claim for indemnification made hereunder, subject to the limitations set forth herein. Upon payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Person against any Person, with respect to the subject matter of such claim.

IX. Dispute Resolution

9.01. Informal Dispute Resolution.

Any controversy or claim between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, and whether arising before or after the termination of this Agreement ("Dispute") shall be resolved as follows:

(a) Upon written request of either party, the parties will each appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

(b) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

(c) Arbitration proceedings for the resolution of a Dispute under Section 9.02 may not be commenced until the earlier of:

(i) the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute.

9.02. Arbitration.

If the provisions of Section 9.01 have been satisfied, but the Dispute has not been resolved, then the Dispute shall be settled pursuant to the following:

(a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the option of any party holding a deed of trust, foreclosure under such deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

9.03. Permissible Legal Proceedings.

Notwithstanding anything contained in Sections 9.01 and 9.02, (a) a party may institute legal proceedings to seek a temporary restraining order or other temporary or preliminary injunctive relief to prevent immediate and irreparable harm to such party, and for which monetary damages would be inadequate, pending final resolution of the dispute, controversy or claim pursuant to arbitration, and (b) a party may institute legal proceedings if necessary to preserve a superior position with respect to other creditors. Such conduct shall not constitute a waiver of the right of either party to resort to arbitration to obtain relief other than that specified in this Section 9.03.

X. Term and Termination.

10.01. Term and Termination.

(a)  Termination by FMC. FMC may terminate this Agreement if:

(1)	Either of the Guaranty Agreement or the Marketing Agreement is terminated by reason of a breach thereof by Program Lender; or
(2)	Program Lender materially breaches this Agreement, and fails to cure such material breach, within 60 days of written demand for cure; or
(3)
Program Lender shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, including without limitation a seizure of assets by the FDIC, which proceeding is not dismissed within 60 days after the filing thereof; or

(4)	the Guaranty Agreement expires or is not renewed or a TERI Insolvency Event occurs.
(b)  Termination by Program Lender. Program Lender may terminate this Agreement:

(1)	If the Guaranty Agreement is terminated by reason of a breach thereof by TERI; or
(2)	If FMC materially breaches this Agreement, and fails to cure such material breach, within 60 days of written demand for cure; or
(3)
If FMC shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, which proceeding is not dismissed within 60 days after the filing thereof; or

(4)	If the Marketing Agreement is terminated by reason of breach thereof by the Marketer.
(c) Termination by Reason of Expiration or Termination of Guaranty Agreement.

Unless earlier terminated under Sections 10.01(a) or (b), this Agreement shall remain in full force and effect until May 1, 2003. Thereafter, this Agreement shall automatically renew for additional one-year periods unless either party shall give the other notice of nonrenewal at least 90 days prior to the expiration of the then-effective term.

(d)  Effect of Termination.

(1) In the event of termination under any of Sections 10.01(a)(1), (2), or (3) or 10.01(b)(1), (2) or (3), neither party shall have any further obligations to purchase or sell Loans under this Agreement, but the nonbreaching party shall have whatever remedies are provided by law.

(2) In the event of termination under Section 10.01(a)(4), 10.01(b)(4), or 10.01(c), the Agreement (i) shall continue in full force and effect with respect to CFS Conforming Loans made prior to such termination until the expiration of the Option Period of all Loans guaranteed pursuant to the Guaranty Agreement, and (ii) FMC or a designee Purchaser Trust has the right to purchase any CFS Conforming Loans originated prior to such termination, on the terms set forth in this Agreement, until the end of the Option Period with respect to such loans.

(3)  After termination of this Agreement, certain obligations hereunder shall survive as provided in Article VI hereof.

(4) After notice of termination or expiration hereof is given (including, without limitation, notice under section 10.02), the parties shall meet to develop a transition plan to deal with applications and approved loans that have not been fully processed and/or funded. Such plan shall require all parties to fulfill any legal commitments already made to borrowers or applicants. Subject in all cases to binding legal rights of borrowers, unless termination notice has been given under subsections 10.01(a)(4) or (b)(1), (b)(2), or (b)(3), Program Lender shall continue to process applications until an agreed date not later than 30 days before the effective date of termination, approvals shall cease to be granted on an agreed date not later than 15 days before termination, and loan disbursements shall be completed not later than 90 days after termination. In the case of a termination notice given under subsections 10.01(a)(4) or (b)(1), (b)(2), or (b)(3), Program Lender may elect to take only those further actions as are required to fulfill the legal rights of borrowers and applicants.

10.02 Effect of Change in Control or Other Transaction Involving Program Lender.  If Program Lender consolidates with or merges into another person or entity, or conveys, transfers, or leases all or substantially all of its property to any person or entity, or any person or entity consolidates with or merges into Program Lender or conveys, transfers, or leases all or substantially all of its property to Program Lender, FMC may terminate this Agreement upon 60 Business Days prior written notice; provided, however, that prior to delivering such notice, Program Lender will arrange for FMC to meet with representatives of the Program Lender’s successor entity and engage in good faith negotiations for the continuation of this Agreement upon mutually acceptable terms and conditions.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:	CHARTER ONE BANK, N.A.

____________________________

________________________________                 By: /s/Linda M. Rankey
Print Name:__________________________          Print Name:  Linda M. Rankey
Title:   Production Manager

THE FIRST MARBLEHEAD CORPORATION

________________________________                 By: /s/Ralph M. James
Print Name:__________________________          Print Name:  Ralph M. James
Title:   President

Note Purchase Agreement
Index to Exhibits

Exhibit A Pool Supplement

Exhibit B Co-Lender Indemnification Agreement

EXHIBIT A TO NOTE PURCHASE AGREEMENT

[Form of Pool Supplement]

This Pool Supplement ("Supplement") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "Agreement") dated as of __________, by and between The First Marblehead Corporation ("FMC") and [Bank Name]. This Supplement is dated __________________, ___. Capitalized terms used in this Supplement without definitions have the meaning set forth in the Agreement.

Article 1: Purchase and Sale.

In consideration of the Minimum Purchase Price set forth in Schedule 1 attached hereto, Program Lender hereby transfers, sells, sets over and assigns to [name of purchasing entity] ("Purchaser Trust"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each CFS Conforming Loan described in the attached Schedule 2 (“the Transferred CFS Loans”) along with all of Program Lender’s rights under the Guaranty Agreement relating to the Transferred CFS Loans. Program Lender hereby transfers and delivers to the Purchaser Trust each CFS Note evidencing such CFS Conforming Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. Purchaser Trust hereby purchases said CFS Notes on said terms and conditions.

Article 2: Price.

The amounts paid pursuant to this Supplement are:

“Minimum Purchase Price” shall mean the sum of the following amounts with respect to each of the CFS Conforming Loans to be purchased:

(a)	The unpaid principal amount (including capitalized interest) of the Seasoned Loans in the Pool net of financed fees; plus
(b)	Interest at a rate [**] on the actual outstanding amount of the loan principal and financed fees over the period in which the Program Lender financed the loans prior to the Purchase Date; plus
(c)	[**] pursuant to the Origination Agreement and the Guaranty Agreement; plus
(d)	([**] of the Loans.

Article 3: Representations and Warranties.

3.01. By Program Lender.

Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreement and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

3.02. By Purchaser Trust.

The Purchaser Trust hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Purchaser Trust:

(a) The Purchaser Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred CFS Loans.

(b) The Purchaser Trust is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) The Purchaser Trust has the power and authority to execute and deliver this Pool Supplement and to carry out its respective terms; the Purchaser Trust has the power and authority to purchase the Transferred CFS Loans and rights relating thereto as provided herein from the Program Lender and the Purchaser Trust has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Pool Supplement has been duly authorized by the Purchaser Trust by all necessary action on the part of the Purchaser Trust.

(d) This Pool Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Purchaser Trust, enforceable in accordance with its terms.

(e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Purchaser Trust or any indenture, agreement or other instrument to which the Purchaser Trust is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Purchaser Trust of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties.

(f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties: (1) asserting the invalidity of the Agreement or this Pool Supplement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Pool Supplement, or (3) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Purchaser Trust of its obligations under, or the validity or enforceability of the Agreement or this Pool Supplement.

Article 4: Cross Receipt.

Program Lender hereby acknowledges receipt of the Minimum Purchase Price. Purchaser Trust hereby acknowledges receipt of the Transferred CFS Loans included in the Pool.

Article 5: Assignment of Origination, Guaranty and Servicing Rights.

Program Lender hereby assigns and sets over to Purchaser Trust any claims it may now or hereafter have under the Guaranty Agreement the Origination Agreement, and the Servicing Agreement to the extent the same relate to the Transferred CFS Loans described in Schedule 2, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in Purchaser Trust any claim of Program Lender relating to defects in origination, guaranty, or servicing of the loans purchased hereunder in order to permit Purchaser Trust to assert such claims directly and obviate any need to make the same claims against Program Lender under this Agreement.

Article 6: Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Pool Supplement is executed and delivered by ________________________________ (the “Owner Trustee”) not individually or personally, but solely as owner trustee of the Purchaser Trust under the Trust Agreement dated as of _________________________, with _______________________________, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser Trust are made and intended not as personal representations, undertakings and agreements by the Owner Trustee, but are made and intended for the purpose for binding only the Purchaser Trust, (c) nothing herein contained shall be construed as creating any personal or individual liability on the Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereby and by any person claiming by, through, or under the parties hereto, and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Purchaser Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser Trust under this Supplement or any other documents related to the CFS Notes.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

THE FIRST MARBLEHEAD CORPORATION

By: ________________________________
Name: ______________________________
Title: _______________________________

PURCHASER NAME:

By: OWNER TRUSTEE

By: ________________________________
Print Name: __________________________
Title: _______________________________

PROGRAM LENDER:

________________________________

By: ________________________________
Print Name: __________________________
Title: _______________________________

Schedule 1 to Pool Supplement
(SAMPLE)

SETTLEMENT SCHEDULE
FMC 200__-CP-__

PROGRAM NAME LOANS

# of Loans   Total Principal                   Accrued Interest at Note Rate

EXHIBIT B TO NOTE PURCHASE AGREEMENT
CO-LENDER INDEMNIFICATION AGREEMENT

THIS CO-LENDER INDEMNIFICATION AGREEMENT (the "Agreement") is made as of [DATE], by and between [Names and Addresses of Co-Lenders] ("Co-Lender"), and [LENDER NAME] ("Program Lender"), a [type of bank] organized under the laws of the ______________________, with its headquarters and principal place of business located at _____________ (Co-Lender and [Lender Name] are sometimes collectively referred to as the "Lenders" and are each sometimes severally referred to as a "Lender").

RECITALS

A.
The Lenders are participants in certain private education loan programs to pay the costs of attending institutions of education which are themselves participants in the TERI Program (the "Participating Institutions") whereunder such loans (the "TERI Loans") are guaranteed by The Education Resources Institute, Inc. (“TERI”) (collectively, the "TERI Programs").

B.
Each of the Lenders, individually, have entered into an agreement (each, a "Purchase Agreement") with The First Marblehead Corporation or The National Collegiate Trust, pursuant to which Purchase Agreements such Lenders have agreed to sell certain TERI Loans to [Name of Purchasing Entity] (the "Purchaser Trust"), each such purchase to be funded through the issuance and sale of certificates, bonds or other evidences of indebtedness, the repayment of which are supported by such TERI Loans (the "Subject Securitization Transaction").

C.
As a condition precedent to the obligation of each Lender to consummate the sale of TERI Loans originated by them to the Purchaser Trust, all Lenders whose TERI Loans will be included in the Subject Securitization Transaction are required to execute and deliver to the other Lenders requesting same a copy of this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

1.01 Each Lender represents and warrants to each other Lender requesting this Agreement, as to itself, that as of the date hereof:

(a) It is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to originate and/or hold TERI Loans, to consummate the transaction contemplated by the Purchase Agreement to which it is a party, and to execute and deliver and perform its obligations under this Agreement;

(b) This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by (a) the receivership, conservatorship and similar supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors; (b) general principles of equity (including availability of equitable remedies), whether enforcement is sought in a proceeding in equity or at law; and (c) applicable securities laws and public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification with respect to securities law liabilities;

(c) Each TERI Loan included in the Subject Securitization Transaction originated by it is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against the borrower and cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles;

(d) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it and any accompanying notices and disclosures conforms in all material respects to all applicable state and federal laws, rules and regulations and the origination thereof was conducted in material compliance with all applicable state and federal laws concerning the actions of the Lender, including, without limitation, the Equal Credit Opportunity Act;

(e) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it is in compliance in all material respects with any applicable usury laws at the time made and as of the time of sale to the Purchaser Trust pursuant to the Purchase Agreement to which Lender is a party; and

(f) The respective Lender has no actual knowledge of any defense to payment with respect to any TERI Loan included in the Subject Securitization Transaction originated by it nor is there any action before any state or federal court, administrative or regulatory body, pending against the Lender with regard to its TERI Loans in which an adverse result would have a material adverse effect upon the validity or enforceability of its TERI Loans.

ARTICLE 2
INDEMNIFICATION

2.01 Cross-Indemnification. Each Lender (an “Indemnifying Party”) hereby agrees to indemnify, hold harmless and defend each other and such other Lender’s respective officers, directors, employees, attorneys, agents (not including any Participating Institution or the servicer of any TERI Loan) and each person who controls such other Lender within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively and severally, the “Indemnified Parties”), from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, reasonable external attorneys’ fees and the allocated costs of internal salaried attorneys) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by any such Indemnified Party in any way relating to or arising out of the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender hereunder or the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender to any Participating Institution in connection with the TERI Program or the Subject Securitization Transaction. The indemnity provided by each Indemnifying Lender hereunder is in addition to any liability which such Lender may otherwise have to the Indemnified Parties, at law, in equity or otherwise, in connection with the Subject Securitization Transaction.

2.02 Procedure for Indemnification. In case any proceeding (including any governmental investigation) shall be instituted against any Indemnified Party in respect of which indemnity is sought pursuant to Section 2.01, such Indemnified Party shall promptly notify the applicable Indemnifying Party in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, within a reasonable period of time after such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

2.03 Settlements of Proceedings. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

ARTICLE 3
MISCELLANEOUS

3.01 Notices. All demands, notices and communications upon or to any Lender under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to such Lender at its address set forth below or to such other address as may hereafter be furnished by such Lender to the other Lenders hereunder in writing, and shall be deemed to have been duly given upon receipt.

If to Co-Lender:

___________________________
___________________________
___________________________

with a copy to:

___________________________
___________________________
___________________________

If to Program Lender:

___________________________
___________________________
___________________________

With a copy to:

___________________________
___________________________
___________________________

3.02 Successors and Assigns. This Agreement is binding on the Lenders and their respective successors and assigns. No Lender shall assign its rights or obligations under this Agreement without the prior written consent of all other Lender hereunder, other than to its wholly owned affiliate, and any assignment in violation of this prohibition shall be automatically deemed null and void.

3.03 Arbitration. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation for up to fifteen (15) days commencing on the date when one party gives written notice to the other party of any controversy or claim. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, upon request by either party, in New York, New York or such other mutually agreed upon location, before one (1) arbitrator designated by the American Arbitration Association (the “AAA”), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain equitable relief at any time.

3.04 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.05 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

3.07 Amendment. This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

3.08 No Waiver. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

3.09 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

3.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws doctrine.

3.11 No Third Party Beneficiaries. This Agreement is made and entered into for the protection and legal benefit of the parties hereto, their permitted successors and assigns, and each and every Indemnified Party, and no other person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CO-LENDER(S)

____________________________

By: ____________________________
Print Name: _____________________
Title: __________________________

[LENDER NAME]

____________________________

By: ____________________________
Print Name: _____________________
Title: __________________________

AMENDMENT TO NOTE PURCHASE AGREEMENT

This AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is by and between Charter One Bank, N.A., a national bank organized under the laws of the United States and having a principal office located at 1215 Superior Avenue, Cleveland, OH 44114, and a student loan department located at 833 Broadway, Albany, NY 12207 (“Program Lender”), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts (“FMC”), and is effective as of May 15, 2002.

WITNESSETH

WHEREAS, FMC and Program Lender have entered into a certain Note Purchase Agreement dated as of May 15, 2002, with respect to purchase of the loans described therein (the “NPA”); and

WHEREAS, the NPA contains an error in the calculation of the Minimum Purchase Price for loans purchased, whereby Program Lender receives [**]
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Amendment to Minimum Purchase Price.

Section 2.04(d) of the NPA is hereby amended to read in its entirety:

[**] of the Loans.

2. Effectiveness of Amendment.

This amendment is effective as of May 15, 2002, and shall apply to each and every CFS Conforming Loan purchased under the NPA in accordance with its terms.

In all other respects the NPA is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals by their duly authorized officers as of the date first written above.

THE FIRST MARBLEHEAD                                                       CHARTER ONE BANK, N.A.
CORPORATION

By:_/s/Bruce F. Lepenfeld_________                                       By:__/s/Linda M. Rankey
Print Name___ Bruce F. Lepenfeld                                 Print Name  Linda M. Rankey
Title________Secretary                                                  Title Production Manager

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Second Amendment”) is by and between Charter One Bank, N.A., a national bank organized under the laws of the United States and having a principal office located at 1215 Superior Avenue, Cleveland, OH 44114, and a student loan department located at 833 Broadway, Albany, NY 12207 (“Program Lender”), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts (“FMC”), and is effective as of December 6, 2002.

WITNESSETH

WHEREAS, FMC and Program Lender have entered into a certain Note Purchase Agreement dated as of May 15, 2002, with respect to purchase of the loans described therein (the “NPA”);

WHEREAS, the Minimum Purchase Price of the NPA was amended effective May 15, 2002 (“First Amendment”); and

WHEREAS, the Marketing Fee to be paid to CFS was, in effect, reduced to [**]% from [**]% pursuant to an Amendment dated December 6, 2002, to the Referral Marketing Agreement among Program Lender, FMC, and Collegiate Funding Services, LLC, dated May 15, 2002;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Amendment to Minimum Purchase Price.

Section 2.04(d) of the NPA is hereby amended to read in its entirety:

[**] of the Loans.

2. Effectiveness of Second Amendment.

This Second Amendment is effective as of December 6, 2002, and shall apply to each and every CFS Conforming Loan that is purchased under the NPA in accordance with its terms.

In all other respects the NPA is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals by their duly authorized officers as of the date first written above.

THE FIRST MARBLEHEAD                                                       CHARTER ONE BANK, N.A.
CORPORATION

By:/s/Ralph James                                                                        By:_/s/Linda M. Rankey-Froggett
Print Name  Ralph James                                                             Print Name Linda M. Rankey-Frogget
Title President                                                                              Title_____Production Manager